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                                                                     EXHIBIT 12


                            CASCADE NATURAL GAS CORPORATION AND SUBSIDIARIES COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  AND PREFERRED DIVIDEND REQUIREMENTS

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
                                           Twelve Months Ended
                                                  June 30                             Year Ended December 31
                                           --------------------        -----------------------------------------------------------
                                              1996         1995         1995           1994         1993        1992         1991
                                           --------       ------       ------         ------       ------      -------      ------
                                                                                 (dollars in thousands)
Fixed charges, as defined:
  Interest expense                         $ 10,111        9,206        9,938          8,090        7,038        7,478    $  7,793
  Amortization of debt issuance expense         609          600          606            593          562          402         362
                                           --------       ------       ------         ------       ------      -------      ------
     Total fixed charges                     10,720        9,806       10,544          8,683        7,600        7,880    $  8,155
                                           --------       ------       ------         ------       ------      -------      ------

Earnings, as defined:
  Earnings before preferred dividends         7,896        7,074        7,732          5,760        9,103        4,843    $  7,651
  Add (deduct):
   Income taxes                               4,678        4,292        4,508          3,505        5,224        2,817       4,206
   Cumulative effect of change
      in accounting method                        -            -            -              -         (209)          -           -
   Fixed charges                             10,720        9,806       10,544          8,683        7,600        7,880       8,155
                                           --------       ------       ------         ------       ------      -------      ------

     Total earnings                        $ 23,294       21,172       22,784         17,948       21,718       15,540    $ 20,012
                                           --------       ------       ------         ------       ------      -------      ------

Ratio of earnings to fixed charges             2.17         2.16         2.16           2.07         2.86         1.97        2.45
                                           --------       ------       ------         ------       ------      -------      ------
                                           --------       ------       ------         ------       ------      -------      ------
Fixed charges and preferred
  dividend requirements:
     Fixed charges                         $ 10,720        9,806       10,544          8,683        7,600        7,880    $  8,155
     Preferred dividend requirements            842          882          853            898          913          941         229
                                           --------       ------       ------         ------       ------      -------      ------
     Total                                 $ 11,562       10,688       11,397          9,581        8,513        8,821    $  8,384
                                           --------       ------       ------         ------       ------      -------      ------

Ratio of earnings to fixed charges
  and preferred dividend requirements          2.01         1.98         2.00           1.87         2.55         1.76        2.39
                                           --------       ------       ------         ------       ------      -------      ------
                                           --------       ------       ------         ------       ------      -------      ------
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